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                               OWENS & MINOR, INC.

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO

                                   as Trustee

                              --------------------


                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of May 13, 1998

                                       TO

                          JUNIOR SUBORDINATED INDENTURE

                            Dated as of May 13, 1998

                              --------------------


                      5.375% Junior Subordinated Debentures
                                    Due 2013




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                                TABLE OF CONTENTS
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                                    ARTICLE 1
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 1.01...........................................................................................2
SECTION 1.02...........................................................................................3
SECTION 1.03...........................................................................................4
SECTION 1.04...........................................................................................5

                                    ARTICLE 2
                      OPTIONAL REDEMPTION OF THE DEBENTURES

SECTION 2.01..........................................................................................10
SECTION 2.02..........................................................................................11
SECTION 2.03..........................................................................................12

                                    ARTICLE 3
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 3.01..........................................................................................12
SECTION 3.02..........................................................................................13
SECTION 3.03..........................................................................................14

                                    ARTICLE 4
                     COVENANTS APPLICABLE TO THE DEBENTURES

SECTION 4.01..........................................................................................14
SECTION 4.02..........................................................................................14
SECTION 4.03..........................................................................................14
SECTION 4.04..........................................................................................15

                                    ARTICLE 5
                            CONVERSION OF DEBENTURES

SECTION 5.01..........................................................................................15
SECTION 5.02..........................................................................................15
SECTION 5.03..........................................................................................17
SECTION 5.04..........................................................................................24
SECTION 5.05..........................................................................................28
SECTION 5.06..........................................................................................29
SECTION 5.07..........................................................................................29
SECTION 5.08..........................................................................................30



                                       -i-
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                                    ARTICLE 6
                               FORM OF DEBENTURES

SECTION 6.01..........................................................................................30

                                    ARTICLE 7
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 7.01..........................................................................................48

                                    ARTICLE 8
                            MISCELLANEOUS PROVISIONS

SECTION 8.01..........................................................................................48
SECTION 8.02..........................................................................................48
SECTION 8.03..........................................................................................48
SECTION 8.04..........................................................................................48


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


                  The First Supplemental INDENTURE, dated as of May 13, 1998 (the "First Supplemental Indenture"), between OWENS & MINOR, INC., a Virginia corporation (hereinafter sometimes referred to as the "Company") and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (hereinafter sometimes referred to as the "Trustee") under the Junior Subordinated Indenture dated as of May 13, 1998 between the Company and the Trustee (the "Indenture") (except as otherwise set forth herein, all terms used and not defined herein are used as defined in the Indenture or in the Declaration of Trust);

                  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its junior subordinated securities (the "Debentures"), said Debentures to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

                  WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its 5.375% Junior Subordinated Debentures due 2013 (said series being hereinafter referred to as the "Series 5.375% Debentures"), the form and substance of such Series 5.375% Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

                  WHEREAS, the Company has caused to be formed Owens & Minor Trust I ("O&M Trust I" or the "Trust") as a statutory business trust under the Business Trust Act of the State of Delaware (12 Del. Code ss. 3801 et seq. ) pursuant to a declaration of trust dated April 29, 1998 (the "Original Declaration") and the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 29, 1998; and

                  WHEREAS, the Original Declaration is to be amended and restated in its entirety pursuant to an Amended and Restated Declaration of Trust dated as of May 13, 1998 (such Amended and Restated Declaration of Trust, as amended from time to time, the "Declaration of Trust"); and

                  WHEREAS, O&M Trust I desires to issue its $2.6875 Term Convertible Securities, Series A (the "Preferred Securities" or "TECONS") and sell such Preferred Securities to initial purchasers; and

                  WHEREAS, in connection with such purchases of Preferred Securities and the related purchase by the Company of the Common Securities (as defined in the Declaration of Trust) of O&M Trust I, O&M Trust I will purchase as trust assets Series 5.375% Debentures; and

                  WHEREAS, pursuant to the Declaration of Trust, the legal title to the Series 5.375% Debentures shall be owned and held of record in the name of The First National Bank of Chicago or its successor under the Declaration of

Trust, as Property Trustee (the "Property Trustee"), in trust for the benefit of holders of the Preferred Securities and the Common Securities; and

                  WHEREAS, upon the occurrence of a Special Event (as defined in the Declaration of Trust) the Regular Trustees (as defined in the Declaration of Trust) of O&M Trust I shall, unless the Series 5.375% Debentures are redeemed as described herein, dissolve O&M Trust I and cause to be distributed to the holders of Preferred Securities and Common Securities, on a Pro Rata basis (determined as provided in the terms of the Preferred Securities and Common Securities attached as Exhibits B and C to the Declaration of Trust), Series 5.375% Debentures and, in connection with a Liquidation Distribution (as defined in the Declaration of Trust), the Regular Trustees may cause to be distributed to holders of Preferred Securities and Common Securities, on such a Pro Rata basis, Series 5.375% Debentures (each a "Dissolution Event"); and

                  WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series 5.375% Debentures when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

                  NOW THEREFORE, in consideration of the purchase and acceptance of the Series 5.375% Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series 5.375% Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                    ARTICLE 1

                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

                  SECTION 1.01. There shall be and is hereby authorized a series of Debentures designated the "5.375% Junior Subordinated Debentures Due 2013", limited in aggregate principal amount to $123,711,350 (except as provided in Section 1.01 and 7.01). Upon exercise of the over-allotment option set forth in the Purchase Agreement (as defined in the Declaration of Trust), additional Series 5.375% Debentures in the aggregate principal amount of up to $18,556,700 may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Series 5.375% Debentures to or upon the written order of the Company, which order shall be accompanied by evidence satisfactory to the Trustee that the over-allotment

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option has been exercised. The Series 5.375% Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon, including Compounded Interest (as hereinafter defined) on April 30, 2013 (the "Maturity Date").

                  SECTION 1.02. (a) Except as provided in Section 1.02(b), the Series 5.375% Debentures shall be issued in fully registered certificated form without interest coupons in denominations of $50 or integral multiples thereof. Principal and interest on the Series 5.375% Debentures issued in certificated form will be payable, the transfer of such Series 5.375% Debentures will be registrable and such Series 5.375% Debentures will be exchangeable for Series 5.375% Debentures bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture register and that the payment of principal with respect to the Series 5.375% Debentures will only be made upon surrender of the Series 5.375% Debentures to the Trustee. Notwithstanding the foregoing, so long as the Property Trustee is the legal owner and record holder of the Series 5.375% Debentures, the payment of the principal of and interest (including Compounded Interest, if any) on the Series 5.375% Debentures held by the Property Trustee will be made by the Company in immediately available funds on the payment date therefor at such place and to the Property Account (as defined in the Declaration of Trust) established and maintained by the Property Trustee pursuant to the Declaration of Trust.

                  (b)  In connection with a Dissolution Event:

                    (i) Series 5.375% Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a Global Debenture representing the Series 5.375% Debentures in an aggregate principal amount equal to all Outstanding Series 5.375% Debentures, to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees (as defined in the Declaration of Trust). The Company upon any such presentation shall execute a Global Debenture representing the Series 5.375% Debentures in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Series 5.375% Debentures issued as a Global Debenture will be made to the Depositary; and

                   (ii) if any Preferred Securities are held in non book-entry certificated form, Series 5.375% Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate (as defined in the Declaration of Trust) which represents Preferred Securities other than Preferred Securities held by the Clearing Agency (as defined in the Declaration of Trust) or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Series 5.375% Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificate are presented to the Debenture Registrar for transfer or reissuance at which time such Preferred Security Certificate will be canceled and a Series 5.375% Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Series 5.375% Debentures, Series 5.375% Debentures with an equivalent aggregate amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

                  SECTION 1.03. Each Series 5.375% Debenture will bear interest at the rate of 5.375% per annum from May 13, 1998 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, compounded quarterly, payable (subject to the provisions of Article Three) on each January 31, April 30, July 31 and October 31 in arrears (each an "Interest Payment Date") commencing on July 31, 1998, to the person in whose name such Series 5.375% Debenture or any predecessor Series 5.375% Debenture is registered, at the close of business on the regular record date for such interest installment, which, except as set forth below, shall be, in respect of any Series 5.375% Debentures of which the Property Trustee is the registered holder of or a Global Debenture, the close of business on the business day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if pursuant to the provisions of Section 2.11(c) of the Indenture the Series 5.375% Debentures are not represented by a Global Debenture, the regular record dates for such interest installment shall be the close of business on the fifteenth day of the month in which that Interest Payment Date occurs. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series 5.375% Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series 5.375% Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 5.375% Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series 5.375% Debentures is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately

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preceding business day, in each case with the same force and effect as if made on such date.

                  If at any time O&M Trust I shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the U.S., or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Series 5.375% Debentures such additional amounts as shall be required so that the net amounts received and retained by O&M Trust I after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts O&M Trust I would have received had no such taxes, duties, assessments, or other governmental charges been imposed.

                  SECTION 1.04. If distributed to holders of Preferred Securities in connection with a Dissolution Event, the Series 5.375% Debentures will be issued to such holders in the same form as the Preferred Securities that such Series 5.375% Debentures replace in accordance with the following procedures:

                  So long as Series 5.375% Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Series 5.375% Debentures that are so eligible may be represented by one or more Series 5.375% Debentures in global form registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in any such Series 5.375% Debenture in global form shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

                  Series 5.375% Debentures that are distributed to "qualified institutional buyers" within the meaning of Rule 144A ("QIBs") under the Securities Act of 1933, as amended (the "Securities Act") in replacement of Preferred Securities represented by a global Preferred Security will be represented by one or more global Series 5.375% Debentures (the "144A Global Debenture"). Series 5.375% Debentures that are distributed to Non-U.S. Persons in replacement of Preferred Securities represented by a global Preferred Security will be represented by one or more global Series 5.375% Debenture (the "Regulation S Global Debenture"). Each of the 144A Global Debenture and the Regulation S Global Debenture shall be referred to herein as a Global Debenture. Series 5.375% Debentures that are distributed to QIBs, IAIs or Non-U.S. Persons in replacement of Certificated Preferred Securities will be represented by definitive Series 5.375% Debentures as set forth in this Section 1.04. If Global Debentures are issued, transfers of interests in the Series 5.375% Debentures between the 144A Global Debenture and the Regulation S Global Debenture will be made in accordance with the standing instructions and procedures of the Depositary and its participants and the Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of such Global Debentures to reflect any such transfers.

                  Except as provided below, beneficial owners of a Series 5.375% Debenture in global form shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Series 5.375% Debentures in global form.

                    (i) Preferred Securities held in certificated form, except for certificates representing Preferred Securities held by the Depositary or its nominee (or any successor Clearing Agency or its nominee), shall upon presentation to the Trustee by the Property Trustee or by the holder thereof or by the Property Trustee on behalf of such holders shall be exchanged for Series 5.375% Debentures in fully registered certificated form of like aggregate principal amount and tenor.

                  So long as the Series 5.375% Debentures are eligible for book-entry settlement, and to the extent that Series 5.375% Debentures are held by QIBs or Non-U.S. Persons, as the case may be, in a Global Debenture, or unless otherwise required by law, upon any transfer of a definitive Series 5.375% Debenture to a QIB in accordance with Rule 144A or to a Non-U. S. Person in accordance with Regulation S, unless otherwise requested by the transferor, and upon receipt of the definitive Series 5.375% Debentures or Series 5.375% Debentures being so transferred, together with a certification from the transferor that the transfer is being made in compliance with Rule 144A or Regulation S, as the case may be (or other evidence satisfactory to the Trustee), the Trustee shall make an endorsement on any 144A Global Debenture or any Regulation S Global Debenture, as the case may be, to reflect an increase in the aggregate principal amount of the Series 5.375% Debentures represented by such Global Debenture, and the Trustee shall cancel such definitive Series 5.375% Debenture or Series 5.375% Debentures in accordance with the standing instructions and procedures of the Depositary, the aggregate principal amount of Series 5.375% Debentures represented by such Global Debenture to be increased accordingly; provided that no definitive Series 5.375% Debenture, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in such Global Debenture until such definitive Series 5.375% Debenture is freely tradable in accordance with Rule 144(k); provided further that the Trustee shall, at the written request of the Company, issue Series 5.375% Debentures in definitive form upon any transfer of a beneficial interest in the Global Debenture to the Company or any Affiliate of the Company.

                  Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, by the National Association of Securities Dealers, Inc. in order for the Series 5.375% Debentures to be tradeable on the PORTAL Market or as may be required for the Series 5.375% Debentures to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Series 5.375% Debentures may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Series 5.375% Debentures are subject.

                  Each Debenture that bears or is required to bear the legend set forth in this Section 1.04 (a "Restricted Security") shall be subject to the restrictions on transfer provided in the legend set forth in this Section 1.04, unless such restrictions on transfer shall be waived by the written consent of the Company, and the Holder of each Restricted Security, by such securityholder's acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section 1.04, the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

                  Prior to the Transfer Restriction Termination Date (as defined in the Declaration of Trust), any certificate evidencing a Series 5.375% Debenture or Common Stock issued upon the conversion or exchange of any Series 5.375% Debenture shall bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),(3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO OWENS & MINOR, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, BEFORE SUCH TRANSFER FURNISHES THE TRUSTEE A SIGNED

         LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE TRUST THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO THE EXPIRATION DATE OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE TRANSFEROR MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE PROPERTY TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE TRANSFEROR MUST, BEFORE SUCH TRANSFER, FURNISH TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  Following the Transfer Restriction Termination Date or the sale of a Debenture or Common Stock issued upon the conversion or exchange of a Debenture pursuant to an effective registration statement or Rule 144 (or any successor provision) under the Securities Act, any Debenture or security issued in exchange or substitution therefor (other than (i) Series 5.375% Debentures acquired by the Company or any Affiliate thereof since the issue date of the Preferred Securities and (ii) Common Stock issued upon the conversion or exchange of any Debenture described in clause (i) above) may upon surrender of such Debenture for exchange to the Debenture Registrar in accordance with the provisions of this Section 1.04, be exchanged for a new Debenture or Series 5.375% Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 1.04.

                  Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 1.04), a Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.

                  The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Series 5.375% Debentures in global form.

Initially, the Global Debentures shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

                  If at any time the Depositary for the Global Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such Series 5.375% Debentures, the Company may appoint a successor Depositary with respect to such Series 5.375% Debentures. If a successor Depositary for the Series 5.375% Debentures is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for authentication and delivery of Series 5.375% Debentures, will authenticate and deliver, Series 5.375% Debentures in definitive form, in an aggregate principal amount equal to the principal amount of the Global Debentures, in exchange for such Global Debentures.

                  Definitive Series 5.375% Debentures issued in exchange for all or a part of a Global Debenture pursuant to this Section 1.04 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Series 5.375% Debentures to the person in whose names such definitive Series 5.375% Debentures are so registered.

                  At such time as all interests in a Global Debenture have been redeemed, converted, exchanged, repurchased or canceled, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for definitive Series 5.375% Debentures, redeemed by the Company pursuant to Article 2 or canceled, or transferred for part of a Global Debenture, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture by, or at the direction of, the Trustee to reflect such reduction or increase. Following such redemption by the Company or cancellation, or transfer, the Company will execute and Trustee will authenticate and make available for delivery to the transferee (or such transferee's nominee, as the case may be), a Series 5.375% Debenture in the appropriate aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

                  Any Series 5.375% Debenture or Common Stock issued upon the conversion or exchange of a Series 5.375% Debenture that, prior to the Transfer Restriction Termination Date, is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Series 5.375% Debentures or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

                                    ARTICLE 2

                      OPTIONAL REDEMPTION OF THE DEBENTURES

                  SECTION 2.01. Except as provided in Section 2.02 and subject to the provisions below, Series 5.375% Debentures may not be redeemed by the Company prior to May 2, 2001. Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Series 5.375% Debentures, in whole or in part, from time to time, on or after May 2, 2001, upon not less than 30 nor more than 60 days notice to the Holder of the Series 5.375% Debentures, at the following prices (expressed as percentages of the principal amount of the Series 5.375% Debentures) (the "Optional Redemption Price"), together with any accrued and unpaid interest thereon, including Compounded Interest (as defined herein), if any, to, but excluding, the date of such redemption, if redeemed during the 12-month period beginning April 30.

                       Year                           Redemption Price
                       ----                           ----------------
                       2001                           103.3594%
                       2002                           102.6875%
                       2003                           102.0156%
                       2004                           101.3438%
                       2005                           100.6719%

and 100% if redeemed on or after April 30, 2006.

                  If the Series 5.375% Debentures are redeemed on any Interest Payment Date, accrued and unpaid interest shall be payable to Holders of record on the relevant record date.

                  The Company may not redeem any Series 5.375% Debenture unless all accrued and unpaid interest thereon, including Compounded Interest, if any, has been or is simultaneously paid for all quarterly periods terminating on or prior to the date of notice of redemption. So long as the corresponding Trust Securities are outstanding, the proceeds from the redemption of the Series 5.375% Debentures will be used to redeem the Trust Securities.

                  If the Company gives a notice of redemption in respect of Series 5.375% Debentures (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, the Company will deposit irrevocably with the Indenture Trustee funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series 5.375% Debentures.

                  If any date fixed for redemption of Series 5.375% Debentures is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such

Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption.

                  In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Series 5.375% Debentures during a period beginning at the opening of business 15 days before any selection for redemption of Series 5.375% Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Series 5.375% Debentures to be redeemed and (ii) register the transfer of or exchange any Series 5.375% Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Series 5.375% Debentures being redeemed in part.

                  SECTION 2.02. If, at any time, a Tax Event (as defined below) shall occur or be continuing and (i) the Regular Trustees and the Company shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Series 5.375% Debentures for United States federal income tax purposes even if the Series 5.375% Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holder's interest in O&M Trust I as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to O&M Trust I, the Company shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Series 5.375% Debentures in whole or in part for cash at a price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon, including Compounded Interest, if any, to, but excluding the date of redemption, within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to the Company or the Regular Trustees on behalf of O&M Trust I the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on O&M Trust I, the Company or the holders of the Preferred Securities in the sole opinion of the Company, the Company or the Regular Trustees on behalf of O&M Trust I will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Series 5.375% Debentures while the Regular Trustees on behalf of O&M Trust I are pursuing any such Ministerial Action.

                  "Tax Event" means that the Company and the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after May 8, 1998 as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after May 8, 1998 (including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before May 8, 1998), there is more than an insubstantial risk that (i) O&M Trust I is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Series 5.375% Debentures, (ii) O&M Trust I is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to O&M Trust I on the Series 5.375% Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes.

                  "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of a dissolution of O&M Trust I and distribution of the Series 5.375% Debentures as provided in the Declaration of Trust.

                  SECTION 2.03. If the Series 5.375% Debentures are only partially redeemed pursuant to this Article Two, the Series 5.375% Debentures will be redeemed pro rata or by lot, provided that if at the time of redemption, the Series 5.375% Debentures are registered as a Global Debenture, the Depositary shall determine by lot the principal amount of such Series 5.375% Debentures held by each Debenture Holder to be redeemed in accordance with its customary procedures. Notwithstanding the foregoing, if a partial redemption of the Series 5.375% Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Series 5.375% Debentures in whole.


                                    ARTICLE 3

                      EXTENSION OF INTEREST PAYMENT PERIOD

                  SECTION 3.01. So long as the Company is not in default in the payment of interest on the Series 5.375% Debentures, the Company shall have the right, at any time during the term of the Series 5.375% Debentures, from time to time to extend the interest payment period of such Series 5.375% Debentures for up to 20 consecutive quarterly interest periods (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate of 5.375% per annum to the extent permitted by applicable law, compounded quarterly ("Compounded Interest")); provided that no Extended Interest Payment Period may extend beyond the Maturity Date or redemption date of the Series 5.375% Debentures. During such Extended Interest Payment Period the Company shall not
(i) declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided that the foregoing will not apply to any stock dividends or other stock distributions paid by the Company or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the

Series 5.375% Debentures. The provisions of the immediately preceding sentence will not restrict the ability of the Company to redeem rights issued pursuant to the Amended and Restated Rights Agreement, dated as of May 10, 1994 between the Company and Wachovia Bank of North Carolina, N.A., as Rights Agent, as it may be amended from time to time, in an amount per right issued thereunder not to exceed that in effect on the date hereof. Prior to the termination of any such Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Series 5.375% Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Period; provided that such Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly interest periods or extend beyond the maturity of the Series 5.375% Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of the Extended Interest Payment Period the Company shall pay all interest accrued and unpaid on the Series 5.375% Debentures including any Compounded Interest which shall be payable to the holders of the Series 5.375% Debentures in whose names the Series 5.375% Debentures are registered in the Debenture register on the first record date after the end of the Extended Interest Payment Period. The Company may prepay at any time all or any portion of the interest accrued during an Extension Period.

                  SECTION 3.02. (a) So long as the Property Trustee is the legal owner and holder of record of the Series 5.375% Debentures, at the time the Company selects an Extended Interest Payment Period, the Company shall give both the Property Trustee and the Trustee written notice of its selection of such Extended Interest Payment Period one business day prior to the earlier of (i) the next succeeding date on which distributions on the Preferred Securities are payable or (ii) the date O&M Trust I is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to the Holders of the record date or the date such distributions are payable to holders of the Preferred Securities, but in any event not less than one business day prior to such record date. The Company shall cause O&M Trust I to give notice of the Company's selection of such Extended Interest Payment Period to the holders of the Preferred Securities.

                  (b) If as a result of a Dissolution Event Series 5.375% Debentures have been distributed to holders of Preferred Securities and Common Securities, at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Series 5.375% Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 business days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange (if the Series 5.375% Debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the Series 5.375% Debentures.

                  SECTION 3.03. The quarter in which any notice is given pursuant to Section 3.02 shall be counted as one of the quarters permitted in the maximum Extended Interest Payment Period permitted under this Article Three.


                                    ARTICLE 4

                     COVENANTS APPLICABLE TO THE DEBENTURES

                  SECTION 4.01. So long as any Preferred Securities remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto if at such time (i) the Company shall be in default with respect to its Guarantee Payments (as defined in the Guarantee Agreement) or other payment obligations under the Guarantee Agreement, (ii) there shall have occurred any Event of Default under the Indenture with respect to the Series 5.375% Debentures or (iii) the Company shall have given notice of its election of an Extended Interest Payment Period and such Period, or any extension thereof, is continuing; provided that the foregoing will not apply to any stock dividends or other stock distributions paid by the Company. The provisions of the immediately preceding sentence will not restrict the ability of the Company to redeem rights issued pursuant to the Amended and Restated Rights Agreement, dated as of May 10, 1994 between the Company and Wachovia Bank of North Carolina, N.A., as Rights Agent, as it may be amended from time to time, in an amount per right issued thereunder not to exceed that in effect on the date hereof.

                  SECTION 4.02. In connection with the distribution of the Series 5.375% Debentures to the holders of the Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Series 5.375% Debentures on the New York Stock Exchange (if the Preferred Securities are then listed thereon) or on such other exchange as the Preferred Securities are then listed and traded.

                  SECTION 4.03. The Company covenants and agrees for the benefit of the holders of the Preferred Securities to comply fully with all of its obligations and agreements under the Declaration of Trust, including, without limitation, its obligations under Article 4 thereof.

                  SECTION 4.04. Prior to the distribution of Series 5.375% Debentures to the holders of Preferred Securities upon a Dissolution Event, the Company covenants and agrees for the benefit of the holders of the Preferred Securities (i) to remain the sole direct or indirect owner of the outstanding Common Securities issued by the Trust and not to cause or permit the Common Securities to be transferred except as permitted by the Declaration of Trust; provided, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by the Trust and (ii) that it will use reasonable efforts to cause the Trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of the Series 5.375% Debentures as provided in the Declaration of Trust.


                                    ARTICLE 5

                            CONVERSION OF DEBENTURES

                  SECTION 5.01. Subject to and upon compliance with the provisions of this Article Five, the Series 5.375% Debentures are convertible at the option of the Holder, at any time through the close of business on April 30, 2013 (or, in the case of Series 5.375% Debentures called for redemption, prior to the close of business on the business day prior to the corresponding redemption date) into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion rate of 2.4242 shares of Common Stock for each $50 in aggregate principal amount of Series 5.375% Debentures (equal to a conversion price (as adjusted from time to time, the "Conversion Price") of $20.625 per share of Common Stock), subject to adjustment as described in this Article Five. A Holder of Series 5.375% Debentures may convert any portion of the principal amount of the Series 5.375% Debentures into that number of fully paid and nonassessable shares of Common Stock obtained by dividing the principal amount of the Series 5.375% Debentures to be converted by such conversion price. All calculations under this Article Five shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  SECTION 5.02. (a) In order to convert all or a portion of the Series 5.375% Debentures, the Holder thereof shall deliver to the Conversion Agent an irrevocable Notice of Conversion setting forth the principal amount of Series 5.375% Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion and, if such Series 5.375% Debentures are definitive Series 5.375% Debentures, surrender to the Conversion Agent the Series 5.375% Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Preferred Securities may exercise its right under the Declaration of Trust to convert such Preferred Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion

Agent to (i) exchange such Preferred Security for a portion of the Series 5.375% Debentures held by the Trust (at an exchange rate of $50 principal amount of Series 5.375% Debenture for each Preferred Security) and (ii) immediately convert such Series 5.375% Debenture, on behalf of such holder, into Common Stock of the Company pursuant to this Article Five and, if such Preferred Securities are in definitive form, surrendering such Preferred Securities, duly endorsed or assigned to the Company or in blank. So long as any Preferred Securities are outstanding, the Trust shall not convert any Series 5.375% Debenture except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Preferred Securities. Any reference herein to a "holder" of Preferred Securities shall mean a "Holder" of such securities as defined in the Declaration of Trust.

                  If a Series 5.375% Debenture is surrendered for conversion after the close of business on any regular record date for payment of interest and before the opening of business on the corresponding Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid in cash to the person in whose name the Series 5.375% Debenture is registered at the close of business on such record date, and (other than a Series 5.375% Debenture or a portion of a Series 5.375% Debenture called for redemption on a redemption date occurring after such record date and on or prior to such Interest Payment Date) when so surrendered for conversion, the Series 5.375% Debenture must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any Series 5.375% Debenture which is converted, interest whose Maturity Date is after the date of conversion of such Series 5.375% Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Series 5.375% Debenture being converted, which shall be deemed to be paid in full. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received (the "Conversion Date") by the Conversion Agent from the Holder or from a holder of the Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

                  (b) The Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Series 5.375% Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the portion of Series 5.375% Debentures so converted and any unpaid interest (including Compounded Interest) accrued on such Series 5.375% Debentures at the time of such conversion.

                  (c) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Closing Price of such fractional interest on the date on which the Series 5.375% Debentures were duly surrendered to the Conversion Agent for conversion, or, if such day is not a day on which any securities are traded on the national securities exchange or quotation system used to determine the Closing Price (a "Trading Day"), on the next Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Series 5.375% Debentures or the holder of the Preferred Securities so converted.

                  (d) In the event of the conversion of any Series 5.375% Debenture in part only, a new Series 5.375% Debenture or Series 5.375% Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof in accordance with Section 2.05 of the Indenture.

                  (e) In effecting the conversion transactions described in this
Section 5.02, the Conversion Agent is acting as agent of the holders of Preferred Securities (in the exchange of Preferred Securities for Series 5.375% Debentures) and as agent of the Holders of Series 5.375% Debentures (in the conversion of Series 5.375% Debentures into Common Stock), as the case may be. The Conversion Agent is hereby authorized (i) to exchange Series 5.375% Debentures held by the Trust from time to time for Preferred Securities in connection with the conversion of such Preferred Securities in accordance with this Article Five and (ii) to convert all or a portion of the Series 5.375% Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article Five and to deliver to the Trust a new Series 5.375% Debenture or Series 5.375% Debentures for any resulting unconverted principal amount.

                  SECTION 5.03. (a) The Conversion Price shall be adjusted from time to time as follows:

                    (i) In case the Company shall pay or make a dividend or other distribution on Common Stock in shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company (except to the extent such dividend or distribution is being made with respect to such shares) but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

                   (ii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller amount of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (iii) In case the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date fixed for a distribution of such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as hereinafter defined) per share (determined as provided in subparagraph (vii) below) of Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), then the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (iii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company agrees not to issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made in respect of the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

                   (iv) Subject to the second paragraph of this subparagraph
         (iv), in case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock (A) shares of capital stock of the Company (other than Common Stock), (B) evidence of indebtedness of the Company and/or (C) other assets (including securities, but excluding
         (1) any rights or warrants referred to in subparagraph (iii) above, (2) any rights or warrants to obtain capital stock of a company other than the Company or any subsidiary of the Company (including any rights offerings of the Company with respect to capital stock of companies in which the Company has an investment (a "Rights Offering")), (3) dividends or distributions in connection with the liquidation, dissolution or winding-up of the Company, (4) dividends payable solely in cash that may from time to time be fixed by the Board of Directors of the Company and (5) dividends or distributions referred to in subparagraph (i) above), then in each case (unless the Company makes the election referred to in the next sentence) the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction the numerator of which shall be the Current Market Price per share (determined as provided in subparagraph (vii) below) of the Common Stock on such record date (the "Reference Date") less the then fair market value on the Reference Date (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be described in a statement filed with the Depositary and the Trustee) of the portion of the shares of capital stock of the Company, evidences of indebtedness or other assets so distributed (and for which an adjustment to the Conversion Price has not been made previously pursuant to the terms of this Article Five) applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the Reference Date. However, the Company may elect, in its sole discretion, in lieu of the foregoing adjustment, to make adequate provision so that each holder of Securities shall have the right to receive upon conversion thereof the amount and kind of shares of capital stock, evidences of indebtedness or other assets such holder would have received had such holder converted such shares on such record date. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities (including shares of capital stock or evidence of indebtedness of the Company) comprising a distribution of securities, it must in doing so consider the price in such market over the period used in computing the Current Market Price of the Common Stock.

                  For purposes of this subparagraph (iv), any dividend or distribution that includes both (x) any of the items described in clauses (A), (B) or (C) of the first paragraph of this subparagraph
         (iv) and (y) Common Stock or rights or warrants to subscribe for or purchase Common Stock of the type referred to in subparagraph (iii) shall be deemed to be (1) a dividend or distribution of shares of capital stock of the Company (other than Common Stock), evidences of indebtedness of the Company or other assets of the type referred to in clause (C) of the first paragraph of this subparagraph (iv) (making any Conversion Price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such Common Stock or rights or warrants to purchase Common Stock of the type referred to in subparagraph (iii) (making any further Conversion Price reduction required by subparagraph (1) or (iii) of this Section 5.03(a)). except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (iii) of this Section 5.03(a) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 5.03(a).

                  The occurrence of a distribution or the occurrence of any other event as a result of which holders of Series 5.375% Debentures converting such notes into Common Stock hereunder will not be entitled to receive rights issued pursuant to any shareholder protective rights agreement now or hereafter in effect (the "Other Rights") in the same amount and manner as if such holders had converted such shares immediately prior to the occurrence of such distribution or other event shall be deemed a distribution of Other Rights for the purposes of conversion adjustments pursuant to this subparagraph (iv). In lieu of making any adjustment to the Conversion Price under this subparagraph
         (iv) as a result of such a distribution of Other Rights, the Company may elect, in its sole discretion, to provide that Other Rights shall be issuable in the same amount and manner upon conversion of the Series 5.375% Debentures without regard to whether the shares of Common Stock issuable upon conversion of the Series 5.375% Debentures were issued before or after such distribution or other event.

                    (v) In case the Company shall, by dividend or otherwise, at any time distribute cash to all holders of Common Stock, excluding (A) any cash dividends on Common Stock to the extent that the aggregate cash dividends per share of Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of Common Stock of the cash dividends paid on the Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment to the Conversion Price pursuant to this subparagraph (v) (as adjusted to reflect subdivisions or combinations of the Common Stock) and (y) 15% of the average of the daily Closing Prices (as hereinafter defined) of the Common Stock for the ten consecutive Trading Days immediately prior to the date of declaration of such dividend and (B) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary; or any redemption of any Other Rights; provided, however, that no adjustment shall be made pursuant to this subparagraph (v) if such distribution would otherwise constitute a Fundamental Change (as hereinafter defined) and be reflected in a resulting adjustment to the Conversion Price as provided in this Article Five) then, in each case (unless the Company makes the election referred to in the proviso following this clause), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the close of business on such record date by a fraction the numerator of which shall be the Closing Price of a share of Common Stock on such record date less the amount of cash so distributed (to the extent not excluded as provided above) applicable to one share of Common Stock, and the denominator shall be the Closing Price of a share of Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such record date; provided, however, that the Company may elect, in its sole discretion, in lieu of the foregoing adjustment, to make adequate provision so that each holder of Securities shall thereafter have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Security on such record date. If any adjustment is required to be made as set forth in this subparagraph (v) as a result of a distribution which is a dividend described in clause
         (A) of this subparagraph (v), such adjustment will be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such clause (A) of this subparagraph (v). If an adjustment is required to be made pursuant to this subparagraph (v) as a result of a distribution which is not such a dividend, such adjustment would be based upon the full amount of such distribution.

                   (vi) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Company or any subsidiary of the Company for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 10%, with any smaller excess being disregarded in computing the adjustment to the Conversion Price provided in this subparagraph (vi), the first reported sale price per share of Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                  (vii) For the purpose of any computation under this Article Five, the "Current Market Price per share" of Common Stock on any day shall be deemed to be the average of the daily Closing Prices (as hereinafter defined) per share of Common Stock for the ten consecutive Trading Days prior to and including the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to this Article Five (the "Other Event") occurs during such ten consecutive Trading Days and prior to the "ex" date for the issuance, distribution or Fundamental Change requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (2) if the "ex" date for any Other Event occurs on or after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event (provided that in the event that such fraction is required to be determined at a date subsequent to the date in question and with reference to events taking place subsequent to the date in question, the Board of Directors of the Company or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive and described in a resolution of the Board of Directors of the Company or such duly authorized committee thereof, as the case may be, shall in good faith estimate such fraction based on assumptions it deems reasonable regarding such events taking place subsequent to the date in question, and such estimated fraction shall be used for purposes of such adjustment until such time as the actual fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event is determined), and (3) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause
         (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors of the Company or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of this Article Five, whose determination shall be conclusive and described in a resolution of the Board of Directors of the Company or such duly authorized committee thereof, as the case may be) of the shares of capital stock, evidences of indebtedness or other assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this subparagraph (vii), the term "ex" date, (1) when used with respect to any issuance, distribution or Fundamental Change, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance, such distribution or the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                 (viii) No adjustment in the Conversion Price shall be required pursuant to this Section 5.03(a) unless the adjustment would require a change of at least 1% of such price; provided, however, that any adjustments which by reason of this subparagraph (viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent (with .005 being rounded upward) or to the nearest 1/100 of a share (with .005 of a share being rounded upward), as the case may be. Notwithstanding anything to the contrary in this Article Five, the Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 Business Days, in which case the Company shall give at least 15 days' notice of such reduction to the holders of Series 5.375% Debentures and the Trustee. In addition, the Company may, at its option, make such reductions in the Conversion Price in addition to those set forth in this Article Five, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                   (ix) In any case in which this Article Five provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any Series 5.375% Debentures converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fractional shares pursuant to this Article Five.

                    (x) For purposes of this Article Five, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of this Article Five, shares issuable on conversion of Series 5.375% Debentures shall include only shares of the class designated as the Company Common Stock on the date of the initial issuance of Series 5.375% Debentures by the Company or shares of any class or classes resulting from any reclassification or reclassification thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  (b) Whenever the Conversion Price is adjusted as herein provided:

                    (i) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and the transfer agent for the Preferred Securities and the Series 5.375% Debentures; and

                   (ii) a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Preferred Securities and the Series 5.375% Debentures at their last addresses as they appear upon the stock transfer books of the Company and the Trust.

                  SECTION 5.04. (a) In the event that the Company shall be a party to any transaction or series of transactions constituting a Fundamental Change, including, without limitation, (i) any recapitalization or reclassification of shares of Common Stock (other than a change in the par value or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other corporation or any merger of another corporation into the Company as a result of which holders of Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for Common Stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock),
(iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange, pursuant to any of which the holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made as part of the terms of such transaction or series of transactions so that the holder of each Series 5.375% Debenture then outstanding shall have the right thereafter to convert such Series 5.375% Debenture only into (A) if any such transaction does not constitute a Common Stock Fundamental Change (as hereinafter defined), the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such Series 5.375% Debenture might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after, in the case of a Non-Stock Fundamental Change (as hereinafter defined), giving effect to any adjustment in the Conversion Price required by the provisions which follow in subparagraph (i) of Section 5.04(c), and (B) if any such transaction constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions which follow in subparagraph (ii) of Section 5.04(c). The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Common Stock, as the case may be, shall enter into a supplemental indenture with the Trustee, satisfactory in form to the Trustee, the provisions of which establishes such right and provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Five. The above provisions shall similarly apply to successive recapitalization, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                  (b) Notwithstanding any other provisions in this Article Five to the contrary, if any Fundamental Change (as hereinafter defined) occurs, then the Conversion Price in effect will be adjusted immediately following such Fundamental Change as described below in Section 5.04(c). In addition, in the event of a Common Stock Fundamental Change, each Series 5.375% Debenture shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change as more specifically provided below in Section 5.04(c).

                  (c) For purposes of calculating any adjustment to be made pursuant to this Article Five in the event of a Fundamental Change, immediately following such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change and (b) the date, if any, fixed for determination of shareholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock):

                    (i) in the case of a Non-Stock Fundamental Change, the Conversion Price per share of Common Stock immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Article Five, and (B) the product of (1) the greater of the Applicable Price (as hereinafter defined) or the then applicable Reference Market Price (as hereinafter defined) and (2) a fraction the numerator of which shall be 100 and the denominator of which shall be the amount based on the date on which such Non-Stock Fundamental Change occurs. For the twelve month period beginning May 13, 1998, the denominator will be 105.375, and the denominator will decrease by
         0.671875 during each successive 12-month period; provided, that the denominator shall in no event be less than 100.0.

                   (ii) in the case of a Common Stock Fundamental Change, the Conversion Price per share of Common Stock immediately following the Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Article Five, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as hereinafter defined) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price per share of Common Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

                  (d) The following definitions shall apply to terms used in this Article Five:

                    (i) "Applicable Price" shall mean (A) in the event of a Non-Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash receivable by a holder of one share of Common Stock and (B) in the event of any other Fundamental Change, the average of the Closing Prices for one share of Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property or other assets.

                   (ii) "Closing Price" with respect to any securities on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the date in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose or a price determined in good faith by the Board of Directors of the Company.

                  (iii) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by the holders of Common Stock pursuant to such transactions consists of shares of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (A) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities, or (B) the outstanding Preferred Securities continue to exist as Preferred Securities and are convertible into common stock of the successor to the Company.

                   (iv) "Fundamental Change" shall mean the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into. acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration which the holders of Common Stock received in such transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for or shall constitute solely the right to receive cash, securities, property or other assets.

                    (v) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

                   (vi) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such common stock.

                  (vii) "Reference Market Price" shall initially mean $11.00 (which is an amount equal to 66-2/3% of the last reported sale price for the Common Stock on the New York Stock Exchange on May 7, 1998) and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price set forth in this Article Five.

                  (e) In determining the amount and type of consideration received by a holder of Common Stock in the event of a Fundamental Change, consideration received by a holder of Common Stock pursuant to a statutory right of appraisal will be disregarded.

                  SECTION 5.05.  In case:

                    (i) the Company shall declare a dividend (or any other distribution) on Common Stock that would cause an adjustment to the Conversion Price of the Series 5.375% Debentures pursuant to the terms of any of the subparagraphs above (including such an adjustment that would occur but for the terms of the first sentence of Section 5.03(a)(viii) above); or

                   (ii) the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock; or

                  (iii) the Company shall authorize the granting to the holders of Common Stock generally of rights or warrants (for a period expiring within 45 days after the record date fixed for a distribution of such rights and warrants) to subscribe for or purchase any shares of the Company's capital stock or other capital stock of any class or of any other rights (including any Rights Offerings); or

                   (iv) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or a compulsory share exchange; or

                    (v) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall (i) if any Preferred Securities are outstanding, cause to be filed with the transfer agent for the Preferred Securities, and shall cause to be mailed to the holders of record of the Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of the Trust or
(ii) shall cause to be mailed to all Holders at their last addresses as they shall appear in the books and records of the Trust, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating
(A) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                  SECTION 5.06. The Company shall reserve, free from pre-emptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Series 5.375% Debentures from time to time as such Series 5.375% Debentures are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Series 5.375% Debentures by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

                  If any shares of Common Stock to be reserved for the purpose of conversion of Series 5.375% Debentures hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 5.06 shall be deemed to affect in any way the obligations of the Company to convert Series 5.375% Debentures into Common Stock as provided in this Article Five.

                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

                  The Company covenants that all shares of Common Stock which may be issued upon conversion of Series 5.375% Debentures will upon issue be fully paid and non-assessable by the Company and free of pre-emptive rights.

                  SECTION 5.07. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of May 13, 1998, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article Five.

                  SECTION 5.08. In case the Company shall, by dividend or otherwise, declare or make a distribution on the Common Stock referred to in
Section 5.03(a)(iv) or 5.03(a)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 5.03(a)(vi)), the Holder of the Series 5.375% Debenture, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Series 5.375% Debentures are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Series 5.375% Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of Series 5.375% Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided, that such due bill (a) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (b) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.


                                    ARTICLE 6

                               FORM OF DEBENTURES

                  SECTION 6.01. The Series 5.375% Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

                  [IF THE NOTE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Debenture is presented by an authorized representative to The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

 [IF THE DEBENTURE IS TO BE A DEFINITIVE CERTIFICATE ISSUED TO AN INSTITUTIONAL ACCREDITED INVESTOR ATTACH "ACCREDITED INVESTOR LETTER" IN THE FORM ATTACHED HERETO]

No.                                                                 $

CUSIP NO. _____________

                      5.375% JUNIOR SUBORDINATED DEBENTURE
                                    DUE 2013

                  [If prior to the Transfer Restriction Termination Date or sale pursuant to an effective registration statement or Rule 144, add legend from
Section 1.04 of this First Supplemental Indenture.]

                  Owens & Minor, Inc., a Virginia corporation (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________ or registered assigns, the principal sum of $____________ on April 30, 2013, and to pay interest on said principal sum from May 13, 1998 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for on each January 31, April 30, July 31 and October 31 (subject to deferral as set forth herein) in arrears commencing July 31, 1998 at the rate of 5.375% per annum plus Compounded Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in, the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, [which shall be the close of business on the day next preceding such Interest Payment Date, provided if the Preferred Securities of Owens & Minor Trust I ("O&M Trust I") are no longer in book-entry only form, the regular record dates shall be the close of business on the fifteenth (15th) day of the month in which such Interest Payment Date occurs] [IF PURSUANT TO THE PROVISIONS OF SECTION 2.11 (c) OF THE INDENTURE OR SECTION
1.04 OF THE FIRST SUPPLEMENTAL INDENTURE THE SERIES 5.375% DEBENTURES ARE NOT REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the fifteenth (15th) day of the month in which such Interest Payment Date occurs.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture register and that the payment of principal will only be made upon the surrender of this Debenture to the Trustee. Notwithstanding the foregoing, so long as the owner and record holder of this Debenture is the Property Trustee (as defined in the Indenture referred to on the reverse hereof), the payment of the principal of (and premium, if any) and interest (including Compounded Interest, if any) on this Debenture will be made at such place and to such account of the Property Trustee as may be designated by the Property Trustee.

                  The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior and Subordinated Debt, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each

Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each Holder hereof, by its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior and Subordinated Debt, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

                  This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                  The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.


Dated:
      ------------------------------
                                       Owens & Minor, Inc.


                                       By:
                                          --------------------------------------
Attest:


By:
      ------------------------------
                  Secretary

                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.


THE FIRST NATIONAL BANK OF CHICAGO
as Trustee
                                           or   as Authentication Agent

By:                                             By:
   -------------------------------------           -----------------------------
           Authorized Signatory                          Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)


                  This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of May 13, 1998 duly executed and delivered between the Company and The First National Bank of Chicago, a national banking association, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of May 13, 1998 between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures, and, to the extent specifically set forth in the Indenture, the holders of Senior and Subordinated Debt and Preferred Securities. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is designated the 5.375% Junior Subordinated Debentures due 2013 and is limited in aggregate principal amount to $123,711,350 ($142,268,050 if the over-allotment set forth in the Purchase Agreement (as defined in the Declaration of Trust) is exercised in full).

                  The Debentures are not subject to any sinking fund. Except as provided in the next paragraph, the Debentures may not be redeemed by the Company prior to May 2, 2001. The Company shall have the right to redeem this Debenture at the option of the Company, in whole or in part at any time on or after May 2, 2001 (an "Optional Redemption"), upon not less than 30 nor more than 60 days notice to the Holder of the Series 5.375% Debentures, at the following prices (as expressed as percentages of the principal amount of the Debentures) (the "Optional Redemption Price"), together with any accrued but unpaid interest, including any Compounded Interest, if any, to, but including, the date of such redemption, if redeemed during the 12-month period beginning April 30:

                 Year                              Redemption Price
                 ----                              ----------------
                 2001                                 103.3594%
                 2002                                 102.6875%
                 2003                                 102.0156%
                 2004                                 101.3438%
                 2005                                 100.6719%
and 100% if redeemed on or after April 30, 2006.

                  If the Series 5.375% Debentures are redeemed on any Interest Payment Date, accrued and unpaid interest shall be payable to Holders of record on the relevant record date.

                  The Company may not redeem any Series 5.375% Debentures unless all accrued and unpaid interest thereon, including Compounded Interest, if any, has been or is simultaneously paid for all quarterly periods terminating on or prior to the date of notice of redemption. So long as the corresponding Preferred Securities are outstanding, the proceeds from the redemption of the Series 5.375% Debentures will be used to redeem the Preferred Securities.

                  If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot; provided if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each holder of Debentures to be redeemed in accordance with its customary procedures.

                  If, at any time, a Tax Event (as defined below) shall occur or be continuing after receipt of a Dissolution Tax Opinion (as defined below) and
(i) the Regular Trustees and the Company shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Debentures for United States federal income tax purposes even if the Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holder's interest in O&M Trust I as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to O&M Trust I, the Company shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures in whole or in part for cash at a price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon, including Compounded Interest if any, to, but excluding the date of redemption, within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to the Company or the Regular Trustees on behalf of O&M Trust I the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on O&M Trust I, the Company or the holders of the Preferred Securities, the Company or the Regular Trustees on behalf of O&M Trust I will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Debentures while the Regular Trustees on behalf of O&M Trust I are pursuing any such Ministerial Action.

                  "Tax Event" means that the Company and the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after May 8, 1998, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after May 8, 1998 (including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before May 8, 1998), there is more than an insubstantial risk that (i) O&M Trust I is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Debentures, (ii) O&M Trust I is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to O&M Trust I on the Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes.

                  "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of a dissolution of O&M Trust I and distribution of the Debentures as provided in the Declaration of Trust.

                  If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption or as a result of a Tax Event as described above, the Debentures will be redeemed pro rata or by lot. Notwithstanding the foregoing, if a partial redemption of the Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Debentures in whole.

                  In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture (and, in the case of any series of Debentures held as trust assets of an O&M Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such O&M Trust) as may be required under the Declaration of Trust of such O&M Trust to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall
(i) extend the fixed maturity of any Debentures of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof, or otherwise modify any terms effecting the amount or timing of payments on any Debenture or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such modification of the Indenture, in each case without the consent of the Holders of each Debenture affected thereby (and, in the case of any series of Debentures held as trust assets of an O&M Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such O&M Trust as may be required under the Declaration of Trust of such O&M Trust) then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of a series at the time outstanding affected thereby (subject, in the case of any series of Debentures held as trust assets of an O&M Trust and with respect to which a Securities Exchange has not theretofore occurred, to such consent of holders of Preferred Securities and Common Securities of such O&M Trust as may be required under the Declaration of Trust of such O&M Trust), on behalf of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

                  Subject to Section 13.12 of the Indenture, no reference herein to the Indenture (other than such Section) and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place at the rate and in the money herein prescribed.

                  So long as the Company is not in default in the payment of interest on the Debentures, the Company shall have the right, at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarterly interest periods (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate of 5.375% per annum to the extent permitted by applicable law, compounded quarterly ("Compounded Interest")); provided that no Extended Interest Payment Period may extend beyond the date of maturity or any redemption date of the Debentures. During such Extended Interest Payment Period the Company shall not (i) declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock, or make any guarantee payments with respect thereto, provided that the foregoing will not apply to any stock dividends or other stock distributions paid by the Company, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Debentures. The provisions of the immediately preceding sentence will not restrict the ability of the Company to redeem rights issued pursuant to the Amended and Restated Rights Agreement, dated as of May 10, 1994 between the Company and Wachovia Bank of North Carolina, N.A., as Rights Agent, as it may be amended from time to time, in an amount per right issued thereunder not to exceed that in effect on the date hereof. Prior to the termination of any such Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Extended Interest Payment Period, provided that such Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly interest periods. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest on this Debenture shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of the Extended Interest Payment Period the Company shall pay all interest accrued and unpaid on the Debentures including any Compounded Interest which shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Debenture register on the first record date after the end of the Extended Interest Payment Period.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                  Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                  The Holder of any Debenture has the right, exercisable at any time through the close of business (New York time) on April 30, 2013 (or, in the case of a Debenture called for redemption, prior to the close of business on the Business Day prior to the corresponding redemption date), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into shares of Common Stock at the initial conversion rate of 2.4242 shares of Common Stock for each Debenture (equivalent to a Conversion Price of $20.625 per share of Common Stock), subject to adjustment under certain circumstances.

                  To convert a Debenture, a Holder must (a) complete and sign a conversion notice substantially in the form attached hereto, (b) surrender the Debenture to a Conversion Agent, (c) furnish appropriate endorsements or transfer documents if required by the Conversion Agent and (d) pay any transfer or similar tax, if required. If a Debenture is surrendered for conversion after the close of business on any regular record date for payment of a Distribution and before the opening of business on the corresponding Distribution payment date, then, notwithstanding such conversion, the Distribution payable on such Distribution payment date will be paid in cash to the person in whose name the Debenture is registered at the close of business on such record date, and (other than a Debenture or a portion of a Debenture called for redemption on a redemption date occurring after such record date and on or prior to such Distribution payment date) when so surrendered for conversion, the Debenture must be accompanied by payment of an amount equal to the Distribution payable on such Distribution payment date. The number of shares issuable upon conversion of a Debenture is determined by dividing the principal amount of the Debenture converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Debenture shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

                  [If CERTIFICATED DEBENTURES - The Debentures of this series are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereto.] [If GLOBAL DEBENTURE - This Global Debenture is exchangeable for Debentures in definitive form under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $50 or any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [If GLOBAL DEBENTURE - herein and] therein set forth, Debentures of this series [If GLOBAL DEBENTURE - so issued] are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  The Company and, by its acceptance of this Debenture or any beneficial interest therein, the holder of, and any Person that acquires a beneficial interest in, this Debenture agrees that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

                  All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                          [FORM OF ELECTION TO CONVERT]

                               ELECTION TO CONVERT

To:      Owens & Minor, Inc.

         The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into Common Stock of OWENS & MINOR, INC., in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:
     -----------,-----

         in whole Portions of Debenture to be converted ($50 or integral multiples thereof):
                                      $
                                       ---------------


                                  ----------------------------------------------
                                  Signature (for conversion only)

                                      Please Print or Typewrite Name and
                                      Address, Including Zip Code, and Social
                                      Security or Other Identifying Number

                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------

                                      Signature Guarantee:1
                                                           ---------------------
---------------------------
1 Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership of participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

and irrevocably appoints
                        --------------------------------------------------------
                                                               agent to transfer
---------------------------------------------------------------

this Debenture on the books of the Trust. The agent may substitute another to act for him or her.

Date:
     ---------------------------------

Signature:
          ----------------------------

     (Sign exactly as your name appears on the other side of this Debenture)

Signature Guarantee:2
                     --------------------------------------


------------------------
2 Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership of participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                       FORM OF CERTIFICATE TO BE DELIVERED
              IN CONNECTION WITH (I) TRANSFERS OF INTERESTS IN THE
                   TEMPORARY REGULATION S GLOBAL DEBENTURE AND
                 (II) TRANSFERS OF INTEREST TO NON-U.S. PERSONS


The First National Bank of Chicago
153 W. 51st Street
5th Floor
Suite 4015
New York, NY  10019

Attention:        Corporate Trust Administration

                  Re:      Owens & Minor, Inc. (the "Company")
                           Series 5.375% Debentures
                           -----------------------------------

Dear Sirs or Mesdames:

                  In connection with our proposed sale of the number of Series 5.375% Debentures designated below, the undersigned owner confirms that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, represents that:

                    (1) the offer of the Series 5.375% Debentures was not made to a person in the United States;

                    (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                    (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable, and

                    (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Date:
     ----------------,-----------
                                       Very Truly yours,

                                       [Name of Transferor]


                                       By:
                                          --------------------------------------
                                             Authorized Signature


                                       Number if Series 5.375% Debentures to be
                                          sold:

                                       -----------------------------------------



                                       Please Print or Typewrite Name and
                                       Address, Including Zip Code, and Social
                                       Security or Other Identifying Number:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                           Accredited Investor Letter


                    ,



The First National Bank of Chicago
153 W. 51st Street
5th Floor
Suite 4015
New York, NY  10019

Dear Sirs:

                  In connection with our proposed transfer of 5.375% Junior Subordinated Debentures due 2013 described below (the "Debentures") of Owens & Minor, Inc. (the "Company"), we confirm that:

                  1. We agree to be bound by, and not to resell, pledge or otherwise transfer the Debentures except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that any subsequent transfer of the Debentures is subject to certain restrictions and conditions set forth in the Indenture as amended by the First Supplemental indenture relating to the Debentures and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debentures except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  3. We understand that the offer and the sale of the Debentures has not been registered under the Securities Act, and that the Debentures may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Debentures or Common Stock (together, the "Securities") prior to the expiration of the holding period applicable to sales of the security evidenced hereby under Rule 144(k) under the Securities Act (or any successor provision), we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Debenture (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of Debenture with an aggregate liquidation preference of less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with the Rule 904 under the Securities Act (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Debenture from us a notice advising such purchaser that resales of the Debenture are restricted as stated herein.

                  4. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Company and the Trustee such certifications, legal opinions and other information as the Company and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  5. We are a institutional "accredited investor" (as defined in rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Preferred Securities, and we and any accounts for which we are acting are each able to bear the economic risks of our or their investment.

                  6. We are acquiring the Debenture purchased by us for our own account for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                       Very truly yours,


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                    ARTICLE 7

                          ORIGINAL ISSUE OF DEBENTURES

                  SECTION 7.01. Except as provided in Section 1.01 and this
Section 7.01, Series 5.375% Debentures in the aggregate principal amount equal to $123,711,350 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer or Secretary or an Assistant Secretary, without any further action by the Company. Upon exercise of the over-allotment option set forth in the Purchase Agreement, additional Series 5.375% Debentures in the aggregate principal amount of up to $18,556,700 may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Series 5.375% Debentures executed as aforesaid by the Company, to or upon the written order of the Company, which order shall be accompanied by evidence satisfactory to the Trustee that the over-allotment option has been exercised.


                                    ARTICLE 8

                            MISCELLANEOUS PROVISIONS

                  SECTION 8.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series 5.375% Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series 5.375% Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

                  SECTION 8.02. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed. This First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  SECTION 8.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                  SECTION 8.04. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                               OWENS & MINOR, INC.


                               By:   /s/ Ann Greer Rector
                                     -------------------------------------------
                                     Name: Ann Greer Rector
                                     Title: Senior Vice President
                                            Chief Financial Officer

Attest:


By:   /s/ Drew St. J. Carneal
      ----------------------------------
      Name: Drew St. J. Carneal
      Title: General Counsel and Secretary


                                THE FIRST NATIONAL BANK OF CHICAGO,
                                AS TRUSTEE

                                By:  /s/ Michael Pinzon
                                     -------------------------------------------
                                     Name: Michael Pinzon
                                     Title: Trust Officer







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